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                                                                EXHIBIT 10.14(a)

                                 LEASE AGREEMENT

     THIS LEASE AGREEMENT ("Lease"), is made and entered into as of August __, 2004 by and between Microsoft Corporation, a Washington corporation ("Landlord"), and Eddie Bauer, Inc., a Delaware corporation ("Tenant"),

     1.   PREMISES AND TERM.

          1.1. In consideration of the obligation of Tenant to pay Base Rent and Additional Rent as provided in this Lease, and in consideration of the other terms, provisions and covenants of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord the real property described on Exhibit "A" attached hereto (the "Premises"), including the buildings and parking areas and loading docks located thereon and appurtenances thereto and commonly known as (i) 3700 150th Avenue NE, (ii) 15010 NE 36th Street (the "Main Building") and (iii) 15012 NE 38th Street, all in Redmond, Washington (together, the "Buildings").

          1.2. The term of this Lease (the "Lease Term") shall be thirty-six
(36) months commencing on August 13, 2004 (the "Commencement Date") and ending August 12, 2007 (unless sooner terminated in accordance with its terms); provided that Tenant shall have the right to terminate this Lease effective as of August 12, 2006 by giving written notice of such termination to Landlord on or before July 13, 2005.

          1.3. Immediately prior to the commencement of this Lease, Tenant owned the Premises and sold them to Landlord pursuant to a Purchase and Sale Agreement dated as of July 8, 2004 between Tenant as seller and Landlord as buyer (the "Purchase Agreement"). Tenant acknowledges that no representations as to the condition or repair of the Premises have been made by Landlord except as expressly set forth in this Lease, and Tenant accepts the Premises "As Is, Where-Is" in their present condition. Tenant's prior ownership of the Premises shall be deemed conclusive evidence, as against Tenant, that Tenant has accepted the Premises in its then current condition and that the Premises were in a good and satisfactory condition as required by this Lease.

     2.   BASE RENT AND SECURITY DEPOSIT.

          2.1. Tenant agrees to pay to Landlord Base Rent for the Premises, in advance, without demand, deduction or set off at the monthly rate as set forth below:

MONTHS OF     MONTHLY
   TERM         RENT
---------   -----------
1-12        $252,159.92
13-24       $259,918.68
25-36       $267,677.45

The first monthly installment of Base Rent shall be due and payable on the Commencement Date and thereafter a monthly installment of Base Rent shall be due and payable on or before the first day of each calendar month following the Commencement Date during the Lease Term, except that the rental payment for any fractional calendar month at the commencement or end of the Lease Term shall be prorated.

          2.2. All rent (including Base Rent and Additional Rent as provided in
Section 3) and other payments required to be made by Tenant to Landlord shall be payable to Landlord at the address set forth in Section 21 or at such other address as Landlord may specify from time to time by written notice. Tenant's obligation to pay rent and any other amounts to Landlord under the terms of this Lease shall not be deemed satisfied until such rent and other amounts have been actually received as good funds by Landlord.

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          2.3. Tenant shall give to Landlord a security deposit (in the form of cash or a letter of credit in a form reasonably satisfactory to Landlord) in the amount of $NONE, which shall be held by Landlord as a security deposit for Tenant's performance of all of the terms, covenants and conditions of this Lease (the "SECURITY DEPOSIT"). If Tenant defaults under any provision of this Lease, Landlord may (but shall not be required to) use, apply or retain all or any part of this Security Deposit for the payment of any amount Landlord may spend by reason of Tenant's default or to compensate Landlord for any loss or damage Landlord may suffer because of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant shall, within ten (10) days after written demand, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. If Tenant performs each of its obligations under this Lease, the Security Deposit, or any balance thereof, shall be returned to Tenant within ten (10) days after the later of the expiration of the Lease term or the date Tenant vacates the Premises.

          2.4. If any Base Rent, Additional Rent, or any other sums payable hereunder by Tenant are not paid within ten (10) days after any such Base Rent, Additional Rent, or other sum becomes due, a late charge of five percent (5%) of the amount due and not paid or One Hundred Dollars ($100.00), whichever is greater, shall be payable by the Tenant as a special handling charge. Notwithstanding the foregoing, no late charge shall be payable by Tenant with respect to the first time in each calendar year that Tenant fails to pay any Base Rent, Additional Rent, or any other sums payable hereunder by Tenant within ten (10) days after any such Base Rent, Additional Rent, or other sum becomes due. If any Base Rent, Additional Rent or any other sums payable hereunder by Tenant are not paid within thirty (30) days after any such Base Rent, Additional Rent, or other sum becomes due, then in addition to the above stated late charge, Tenant shall pay Landlord interest on all sums due and not paid at an annual rate of interest (the "Default Rate") equal to the lesser of (a) nine percent (9%), or (b) the highest rate permitted by law.

     3.   ADDITIONAL RENT

          3.1 Tenant's Obligation to Pay Additional Rent. In addition to the Base Rent provided in Section 2.1 of this Lease, Tenant shall pay to Landlord as "Additional Rent" the Actual Operating Cost Allocable to the Premises.

          3.2 Definitions. For purposes of this Lease:

          "Actual Operating Cost" shall mean and include all expenses and costs (excluding only those items set forth in Section 3.6) which Landlord or Landlord's manager shall pay or become obligated to pay or incur because of, or in connection with the ownership, maintenance, repair, management and operation of the Premises, including but not limited to the "Cost of Energy", "Cost of Services and Utilities", "Cost of Improvements" and "Cost of Taxes".

     "Actual Operating Cost Allocable to the Premises" for any Lease Year shall mean the Tenant's Pro Rata Share of Actual Operating Cost for such Lease Year.

     "Cost of Services and Utilities" shall mean all expenses paid or incurred by Landlord for:

     (i) wages, salaries and related expenses (including employment taxes, medical and other insurance, pension and retirement benefits, and other fringe benefits) of all employees engaged in the operation and maintenance and security of the Premises, but excluding wages, salaries, fringe benefits and any other form of compensation paid to any executive employee of Landlord and/or Landlord's managing agent or property manager above the level of "senior property manager" and wages, salaries, fringe benefits and other forms of compensation of any other employee of Landlord and/or Landlord's managing agent to the extent unrelated to the maintenance and operation of the Project;

     (ii) all supplies and materials used in the operation, repair and maintenance of the Premises;

     (iii) all utilities, including, without limitation, water, sewer and garbage, to the extent not paid directly


                                       -2-

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by Tenant as provided in Section 10;

     (iv) all costs of heating, lighting, air conditioning and ventilating the Premises, which are not included in "Costs of Energy" as defined herein;

     (v) property management and administrative costs (not to exceed 1.5% of Tenant's Base rent in any Lease Year), and the cost of maintenance and service agreements for the Premises and the equipment therein, including, without limitation, alarm service and window cleaning, but excluding costs associated with (1) the operations of the business of the entity which constitutes "Landlord" or "Landlord's managing agent" or "Landlord's property manager" that are unrelated to the costs of operating the Premises, including, without limitation, Landlord or Landlord's managing agent's or property manager's general corporate overhead and general administrative expenses, legal expenses unrelated to the operation of the Premises, risk management and corporate and/or partnership accounting and legal costs, mortgages, debt costs and other financing charges, asset management fees, administrative fees, any costs that would normally be considered included in a management fee (e.g.,, local area network and wide area network charges, travel expenses for company meetings or training unrelated to the management of the Property), placement/recruiting fees/costs for employees to the extent such employees are not assigned to the Premises, real estate licenses and other industry certifications (unless required to manage the Property), employee parking and transportation charges, tickets to special events, costs of defending any lawsuits, costs of syndicating, financing, mortgaging or hypothecating any of Landlord's interests in the Premises, bad debt loss, rent loss or any reserves thereof, and costs incurred in connection with any disputes between Landlord and/or Landlord's management agent or property manager and their employees, tenants or occupants and providers of goods and services to the Premises, and (2) any leasing commissions, attorneys' fees, costs, disbursements and other expenses incurred by Landlord or its agents in connection with the solicitation of, advertising for, negotiating with or entering into leases or other prospective tenancy arrangements for space in the Premises, or in connection with negotiations, disputes or enforcement of agreements with such prospective tenants, tenants or other occupants of the Premises, if any, marketing or leasing consultants, management agents, purchasers, prior owners or mortgagees of the Buildings including leasing commissions and fees of attorneys or of marketing or leasing consultants;

     (vi) bookkeeping and accounting costs, including the costs of audits by certified public accountants, and legal fees;

     (vii) the cost of all insurance, including premiums and deductibles and the imputed cost of any self insurance (which imputed cost shall not exceed the cost of comparable third party insurance), maintained by Landlord with respect to the Premises, including but not limited to, fire, casualty, liability and rental abatement insurance applicable to the Premises;

     (viii) the cost of all repairs, replacements and general maintenance (excluding repairs and general maintenance paid by proceeds of insurance or by Tenant or other third parties), including permit and inspection fees, but excluding costs, other than those incurred in connection with ordinary maintenance or repair, for sculptures, paintings, fountains or other objects of art or the display of such items;

     (ix) the cost of any equipment leased or rented in connection with operation or maintenance of the Premises;

     "Cost of Improvements" shall mean the cost of capital expenditures made for replacements or other capital repairs of the Premises or any portion thereof or equipment located therein, any such costs to be amortized on a straight line basis over the expected life of the applicable replacement or repair in each case determined in accordance with Generally Accepted Accounting Principles (it being understood that with respect to any such capital expenditure for replacements or other capital repairs, Tenant shall only be responsible for paying the corresponding amortization amounts that come due for the same during the Term of the Lease)..

     "Cost of Energy" shall mean all expenses incurred by Landlord (and not paid by Tenant directly to the provider as contemplated by Section 10) in the operation and maintenance of the Premises for electricity (including any surcharges imposed), gas or other energy fuels and heat sources;


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     "Cost of Taxes" shall mean Traffic Mitigation Expenses and the following taxes, charges and assessments payable during or with respect to the lease term:
All taxes on real property and personal property, including all improvements, which have not been paid by tenants directly to the taxing authority; all charges and special or general assessments, including local improvement district assessments, if any (which shall be prorated over the life of the improvements financed with such LID assessments) levied with respect to the Premises, any improvements, fixtures and equipment, and all other property of Landlord, real or personal, used directly in the operation of the Premises and located in or on the Premises; and all taxes levied or assessed in addition to or in lieu of, in whole or in part, such real property or personal property taxes, or any other tax upon leasing of the Premises or rents collected, but not including (1) any federal or state income tax or franchise tax or (2) Landlord's gross receipts taxes for the Premises, personal and corporate income taxes, inheritance and estate taxes, franchise, gift and transfer taxes. Tenant shall be liable for and shall pay directly to the taxing authority all taxes levied against personal property and trade fixtures placed by Tenant in the Premises. If any such taxes are levied against Landlord or Landlord's property and if Landlord elects to pay the same or if the assessed value of Landlord's property is increased by inclusion of personal property and trade fixtures placed by Tenant in the Premises and Landlord elects to pay the taxes based on such increase, such taxes paid by Landlord shall be included in Actual Operating Costs. If at any time during the Lease Term, the present method of taxation shall be changed so that in lieu of the whole or any part of any real estate taxes, assessments, fees or charges levied, assessed or imposed on real estate and the improvements thereon, there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received therefrom and/or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents or the present or any future building or buildings, then all such taxes, assessments, fees or charges, or the part thereof so measured or based, shall be included within "Cost of Taxes".

     "Estimated Operating Cost" means, for any particular Lease Year, the Landlord's estimate of the Actual Operating Cost for such Lease Year, computed prior to the start of such Lease Year.

     "Estimated Operating Cost Allocable to the Premises" shall mean Tenant's pro rata share of Estimated Operating Cost.

     "Lease Year" means each twelve-month period beginning on the Commencement Date or the anniversary of the Commencement Date each calendar year and ending on the last day preceding the anniversary of the Commencement Date in the following calendar year.

     "Tenant's pro rata share" shall mean one hundred percent (100%).

     "Traffic Mitigation Expenses" means any amounts Landlord is required to pay to the City of Redmond after the Commencement Date pursuant to that certain Traffic Impact Mitigation Agreement between Tenant and the City of Redmond dated February 14, 1996 and recorded under King County Recording No. 9603070635.

          3.3 Estimated Operating Cost Allocable to the Premises. Before the start of each Lease Year, Landlord shall furnish Tenant a written statement of the Estimated Operating Cost Allocable to the Premises for such Lease Year. One-twelfth of such Estimated Operating Cost Allocable to the Premises shall be Additional Rent payable by Tenant as provided in Section 2.2 for each month during such Lease Year.

          3.4 Adjustment to Estimated Operating Cost During Lease Year. If at any time or times during a Lease Year, it appears to Landlord that the Actual Operating Cost Allocable to the Premises will vary from Landlord's estimate by more than five percent (5%) on an annual basis, Landlord may, by written notice to Tenant, revise its estimate for such Lease Year and the Additional Rent payment by Tenant for the remainder of such Lease Year (starting with the Additional Rent due for the month following the month in which Landlord notifies Tenant of such revised estimate) shall be based on such revised estimate.

          3.5 Actual Operating Cost. Within one hundred twenty (120) days after the close of each Lease Year, Landlord shall deliver to Tenant a written statement setting forth the Actual Operating Cost Allocable to the Premises during such Lease Year (the "Cost Statement"). If such costs for any Lease Year exceed the Estimated Operating Cost Allocable to the Premises paid by Tenant to Landlord pursuant to Article 3.3, Tenant shall pay the amount of such excess to Landlord as added Additional Rent within thirty (30) days after receipt of the Cost Statement by Tenant. If the Cost Statement shows such costs to be less than the amount paid by Tenant to Landlord


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pursuant to Article 3.3, then the amount of such overpayment by Tenant shall be credited by Landlord to the next Additional Rent payable by Tenant. Any discrepancies in amounts paid occurring at the end of the Lease Term shall be paid by Tenant or Landlord, as the case may be, within thirty (30) days following expiration or termination of the Lease. If Landlord fails to include in a Cost Statement any item of cost that properly should have been included in such Cost Statement, then Landlord may make written demand on Tenant to pay, and Tenant shall pay (subject to its rights under Section 3.7), the same so long as the demand is made by Landlord no later than (i) thirty (30) days after the latest date that Landlord could have timely delivered the Cost Statement, or
(ii) in the case of an invoice received by Landlord from a third party vendor after delivery of the applicable Cost Statement, thirty (30) days after Landlord's receipt of such invoice..

          3.6. Exclusions from Actual Operating Costs. Actual Operating Cost shall not include: the cost of replacements or improvements (except as set forth in the definition of "Cost of Improvements" above); depreciation; interest; principal payments of mortgage and other non-operating debts of Landlord; the cost of repairs or other work to the extent Landlord is reimbursed by insurance or condemnation proceeds; costs incurred in connection with the sale, financing or refinancing of the Premises; fines, and interest and penalties incurred due to the late payment of Actual Operating Costs by Landlord.

          3.7 Auditing of Actual Operating Costs. Tenant may, within 90 days after receiving Landlord's Cost Statement, give Landlord written notice ("Review Notice") that Tenant intends to review Landlord's records of Actual Operating Cost for that Lease Year. Within thirty (30) days after receipt of the Review Notice, Landlord shall make available for inspection all records that are reasonably necessary for Tenant to conduct its review. If any records are maintained at a location other than the Premises, Tenant may either inspect the records at such other location or pay for the reasonable cost of copying and shipping the records. If Tenant retains an agent to review Landlord's records, the agent must be with a licensed CPA firm or Tenant may retain a third party agent to review Landlord's books and records which is not a CPA firm, so long as the third party agent retained by Tenant shall have expertise in and familiarity with general industry practice with respect to the operation of and accounting for office buildings. Tenant shall be solely responsible for all costs, expenses and fees incurred for the audit, unless (i) Landlord accepts Tenant's Objection Notice and Tenant has overpaid by more than 2% or (ii) Tenant's Proposed Discrepancy Resolution is accepted by the arbitrators, as provided below, in which case such costs, expenses, and fees shall be paid by Landlord. Within 60 days after the records are made available to Tenant, Tenant shall have the right to give Landlord written notice (an "Objection Notice") stating in reasonable detail any objection to Landlord's Cost Statement for that year. If Tenant fails to give Landlord an Objection Notice within the 60 day period or fails to provide Landlord with a Review Notice within the 90 day period described above, Tenant shall be deemed to have approved Landlord's Cost Statement and shall be barred from raising any claims regarding the Actual Operating Cost for that Lease Year. If Tenant provides Landlord with a timely Objection Notice, Landlord and Tenant shall work together in good faith to resolve any issues raised in Tenant's Objection Notice. The records obtained by Tenant shall be treated as confidential.

               If Landlord and Tenant, working together in good faith, are unable within thirty (30) days following Landlord's receipt of a timely Objection Notice from Tenant to resolve the discrepancy between Landlord's Cost Statement and Tenant's review and/or audit ("Discrepancy"), either party, by written notice (the "Arbitration Notice") to the other within ten (10) business days after the expiration of such thirty (30) day period, shall have the right to have the Discrepancy determined by binding arbitration in accordance with the procedures set forth below. If Landlord and Tenant cannot agree upon the resolution of the Discrepancy and neither party elects to invoke its right of arbitration, Tenant's Objection Notice shall be deemed to be null and void and of no further force and effect. If the right of arbitration is invoked, Landlord and Tenant, within ten (10) business days after the date of the Arbitration Notice, shall each simultaneously submit to the other, in a sealed envelope, its good faith analysis and resolution of the Discrepancy (collectively referred to as the "Proposed Discrepancy Resolutions"). If the higher of such Proposed Discrepancy Resolutions is not more than one hundred five percent (105%) of the lower of such Proposed Discrepancy Resolutions, then the resolution of the Discrepancy shall be the average of the two Proposed Discrepancy Resolutions. If the Discrepancy is not resolved by the exchange of the proposed Discrepancy Resolutions, Landlord and Tenant, within seven (7) days of the exchange of the Proposed Discrepancy Resolutions, shall select as an arbitrator a mutually acceptable licensed CPA firm with experience in and familiarity with general industry practice with respect to the operation of and accounting for office buildings in Redmond, Washington, and whose compensation shall in no way be contingent upon or correspond to the financial impact on Landlord or Tenant resulting from the review and/or audit. If the parties cannot agree on an arbitrator, then within a second


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period of seven (7) days, each shall select an independent licensed CPA firm meeting the aforementioned criteria and having no existing relationship with either Landlord or Tenant, and within a third period of seven (7) days, the two appointed licensed CPA firms shall select a third licensed CPA firm meeting the aforementioned criteria, and the third licensed CPA firm shall determine the resolution of the Discrepancy. If one party shall fail to make such an appointment within said second seven (7) day period, then the licensed CPA firm chosen by the other party shall be the sole arbitrator. If the two appointed licensed CPA firms are unable to agree upon such third licensed CPA firm, then either party, on behalf of both, may request appointment of such a qualified licensed CPA firm by the then Presiding Judge of the King County Superior Court, acting in his private non-judicial capacity. Request for appointment shall be made in writing with a copy given to the other party. Each party agrees that said Judge shall have the power to make the appointment. Once the arbitrator has been selected as provided for above, then, as soon thereafter as practicable but in any case within fourteen (14) days, the arbitrator shall select one of the two Proposed Discrepancy Resolutions submitted by the Landlord and Tenant, which must be the one that is closer to the resolution of the Discrepancy as determined by the arbitrator. The arbitrator shall have no authority to choose a resolution of the Discrepancy other than one of the two Proposed Discrepancy Resolutions. The selection of the arbitrator shall be rendered in writing to both Landlord and Tenant and shall be final and binding upon them. If the arbitrator believes that expert advice would materially assist him, he may retain one or more qualified persons to provide such expert advice. Any fees of any counsel or experts engaged directly by Landlord or Tenant, however, shall be borne by the party retaining such counsel or expert.

     4. USE. (a) The Premises shall be used only for office purposes, in a manner consistent with Tenant's usage prior to the purchase of the Premises by Landlord. Tenant shall at its own cost and expense obtain any and all licenses and permits necessary for its particular business in the Premises. Tenant shall comply with all governmental laws, ordinances and regulations applicable to its particular use of the Premises, and shall promptly comply with all governmental orders and directives applicable to Tenant's particular use of the Premises, including but not limited to those regarding the correction, prevention and abatement of nuisances in or upon, or connected with, the Premises, all at Tenant's sole expense. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Premises, nor take any other action that would constitute a nuisance or would disturb or endanger any person. Tenant will not permit the Premises to be used for any purpose or in any manner (including without limitation any method of storage) that would render the insurance thereon void or increase the insurance risk. If Tenant's use of the Premises results in an increase in insurance premiums, Tenant shall be solely responsible for and pay the increase within ten (10) days after Landlord's demand therefor. Tenant shall have access to the Premises 24 hours per day, 7 days per week.

          (b) Tenant shall have the exclusive right to use and access the loading docks serving the Premises.

          (c) Tenant shall have unlimited access to and use of all existing parking facilities and areas located on the Premises.

     5. SERVICES. (a) Landlord agrees, subject to Tenant's obligation to pay Additional Rent as provided in Section 3, to furnish Tenant with the following services: (1) water service for use in the lavatories in the Premises; (2) heat and air conditioning in season, at such temperatures and in such amounts as are standard for comparable buildings or as required by governmental authority, at such times as are requested by Tenant; (3) maintenance and repair of the Premises as described in Section 6; (4) janitorial service; (5) elevator service; (6) electricity to the Premises for general office use; and (7) such other services as Landlord reasonably determines are necessary or appropriate for the Premises.

          (b) Landlord's failure to furnish, or any interruption or termination of, services due to the application of governmental requirements, the failure of any equipment, the performance of repairs, improvements or alterations, or the occurrence of any event or cause beyond the reasonable control of Landlord shall not render Landlord liable to Tenant, constitute a constructive eviction of Tenant, give rise to an abatement of Base Rent or Additional Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement except otherwise set forth herein. In no event shall Landlord be liable to Tenant for any loss or damage, including the theft of any of Tenant's furniture, trade fixtures, and equipment ("Tenant's Property") arising out of or in connection with the failure of any security services, personnel or equipment.

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          (c) Notwithstanding the foregoing, the parties agree that there are certain services without which Tenant cannot occupy the Premises for the purposes for which the Premises were leased. Such services are adequate heating, ventilation, air conditioning, electrical service, elevator service, water and plumbing services (the "Essential Services"). In the event any one or more of the Essential Services is not provided other than as a result of an Areawide Event and the failure to provide such Essential Service(s) renders all or a portion of the Premises Untenantable (as defined below) for a continuous period of 3 consecutive business days, then the Base Rent and Additional Rent with respect to that portion of the Premises rendered Untenantable shall abate for the period commencing on the day immediately after such 3rd consecutive Business Day until the date upon which such Essential Service is restored. As used herein, the term "Untenantable" means a condition whereby Tenant is not reasonably able to use the Premises or a portion thereof for the conduct of its business in accordance with its customary practices, provided that it shall be an express condition to untenantability that Tenant does in fact not use the portion of the Premises purported to be untenantable for the conduct of its business (provided, that, entering such portion of the Premises for the purpose of retrieving documents or other personal property or otherwise in connection with the relocation of Tenant's operations therein to other space shall not be deemed to constitute use of such space for the purposes of this paragraph).

          (d) After a continuous period of either (i) 45 days during which one or more of the Essential Services is not provided to all or a substantial part of any of the three primary buildings on the Premises or (ii) 120 days of interruption in any Essential Service during any calendar year and, in either case, the failure to provide such Essential Service is not the result of an Areawide Event and renders such portion of the Premises Untenantable for such period, then Tenant may either terminate this Lease as to the specific portion of the Premises so affected (provided such portion is, in Landlord's reasonable opinion, of commercially reasonable configuration and reasonably lettable to unrelated third-parties), upon giving written notice ("Tenant's Service Interruption Termination Notice") thereof to Landlord. Landlord shall be afforded 20 days after receipt of Tenant's Service Interruption Termination Notice to restore the affected Essential Service, which restoration within such period shall nullify Tenant's Service Interruption Termination Notice and this Lease shall continue in full force and effect. However, in the event Landlord fails to restore the affected Essential Service within 20 days after Landlord's receipt of Tenant's Service Interruption Termination Notice, then this Lease shall terminate, to the extent elected in Tenant's Service Interruption Termination Notice on the 20th day after expiration of such 20-day period; and neither party shall have any further obligation or liability hereunder accruing after such date (except to the extent of any obligation or liability that expressly survives termination in accordance with the terms hereof). As used herein, the term "Areawide Event" means an event such as a strike, windstorm, earthquake, or other act of nature that affects the Redmond, Washington area generally.

     6. MAINTENANCE. Landlord shall, subject to Tenant's obligation to pay Additional Rent to the extent provided in Section 3, be responsible for all repairs and maintenance of the Premises during the Lease Term, including repairs and maintenance of fire control systems (including sprinkler systems and fire extinguishers), providing for termite and pest extermination, regular removal of trash and debris, sweeping, window cleaning, cleaning and maintenance of the designated parking and driveway areas and hiring maintenance service contractors for servicing all heating, ventilating and air conditioning systems and equipment serving the Premises on an "as needed" basis, all in a manner consistent with comparable Class A buildings in the Redmond, Washington area.. Tenant shall take good care of the Premises, keep the Premises in a clean and sanitary condition, and not commit or allow any waste. Tenant shall be responsible for maintaining the interior of Tenant's secure data processing facility within the "Data Building", as well as all of Tenant's Property.

     7. ALTERATIONS. Tenant shall not make any alterations, additions or improvements ("Alterations") to the Premises that are structural in nature or exceed a cost of $100,000 for any Lease Year, except with Landlord's consent (not to be unreasonably conditioned, withheld or delayed). At such time as Landlord consents to any Alteration, Landlord shall inform Tenant whether Tenant will be required to remove such Alternation at the end of the Lease Term. Landlord may condition its consent to any such alterations on Tenant's agreement to remove any such alterations at its expense at the termination of the Lease Term, to restore the Premises to its condition prior to such alterations, and/or to repair any damage to the Premises resulting from such removal. Tenant shall also be responsible at its expense for any additional alterations to the Premises required by the Americans With Disabilities Act required as the result of the alterations made by Tenant. In addition, it shall not be unreasonable for Landlord to withhold its consent to a proposed alteration if the making of such alteration will require Landlord to comply with land use or building code requirements at a cost in excess of $50,000.00. All office equipment and trade fixtures installed by Tenant shall be removed by Tenant on or before the expiration of the Term, and Tenant shall repair any damage to the Premises resulting from the removal of such items, ordinary wear and tear excepted.

     8. SIGNS. The existing signage in place on the Premises on the date hereof may, subject to applicable law, be maintained by Tenant throughout the Lease Term. Tenant shall, at the termination of this Lease, remove such signs and repair any damage to the Premises caused by such removal. Such removal shall be made so as to avoid injury or defacement of the buildings and other improvements on the Premises. No other signs may be installed by Tenant on the exterior of the Premises, or visible from the exterior of the Premises, without the prior written consent of Landlord (not to be unreasonably conditioned, withheld or delayed), and in compliance with all applicable governmental requirements.

     9. INSPECTION.

          9.1. Upon 48 hours prior notice (which notice may be telephonic) to Tenant's manager at the Premises, except in the event of an emergency in which case notice is not required, Landlord and Landlord's agents and representatives shall have the right to enter the Premises during normal business hours, accompanied by Tenant's employee(s) to inspect the Premises, or to make repairs permitted pursuant to this Lease, provided that no such notice shall be required for entry onto the Premises for regular janitorial or other maintenance services. During the period that is three (3) months before the end of the Lease term, upon twenty-four (24) hours prior telephonic notice to Tenant's designated representative, Landlord and Landlord's representatives may enter the Premises during normal business hours for the purposes of design and construction planning and showing the Premises to prospective tenants or purchasers. In addition during such period, Landlord shall have the right to erect a suitable sign on the Premises stating that the Premises are available. In exercising its rights under this Section 9.1, Landlord shall not unreasonably interfere with Tenant's use of the Premises.

          9.2. At the end of the Lease Term and before vacating the Premises, Tenant shall arrange to meet with Landlord (it being understood if so agreed by the parties such meeting may occur shortly after the end of the Lease Term) for a joint inspection of the Premises to confirm that the Premises are in the Agreed Upon Condition in each case ordinary wear and tear, casualty loss, condemnation excepted. As used herein, "Agreed Upon Condition" means that (i) Tenant has removed all of Tenant's Property and Tenant has repaired any damage to the Premises resulting from removal of the same, (ii) Tenant has removed all Alterations required to be removed and has restored the Premises and/or repaired any damage to the Premises required by the removal of such Alterations, in accordance with the requirements of Section 7, and (iii) Tenant has removed all trash, and completed broom cleaning, provided, however, that notwithstanding anything contained herein to the contrary, Tenant shall not be obligated to restore the Premises to a substantially new condition.

     10. UTILITIES. Tenant shall pay for all water, gas, heat, light, power, telephone, sewer, sprinkler connection or consumption charges and other utilities and services used on or from the Premises, together with any taxes, penalties, surcharges, or the like pertaining thereto and any maintenance charges for utilities and shall furnish all electric light bulbs and tubes for the Premises. Tenant shall pay all such charges directly to the provider thereof. Landlord shall in no event be liable for any interruption of failure of utility services on the Premises.

     11. ASSIGNMENT AND SUBLETTING. Tenant shall not voluntarily or involuntarily, assign, convey, transfer or mortgage this Lease or sublet the whole or any part of the Premises, without the prior written consent of Landlord, not to be unreasonably conditioned, withheld or delayed, except as otherwise provided below. For purposes of this paragraph, the term "transfer" shall include a transfer of a controlling interest in Tenant. Notwithstanding the foregoing, Tenant shall have the right without Landlord's consent (but upon prior written notice to Landlord which notice shall include such information as reasonably necessary for Landlord to confirm Tenant's compliance with this
Section 11) to assign this Lease to: (i) a wholly owned subsidiary, (ii) any entity that acquires substantially all of Tenant's assets, or (iii) any corporation into which Tenant may be merged, provided that no default in Tenant's obligations hereunder exists beyond any applicable cure period and the assignee assumes Tenant's obligations hereunder. No such assignment shall relieve Tenant from any liability for Tenant's or its assignee's obligations hereunder.

          Tenant shall require any entity that acquires substantially all of the assets of Tenant to assume this

Lease in connection with such acquisition.

     12.  INSURANCE, FIRE AND CASUALTY DAMAGE.

          12.1. Landlord shall maintain insurance covering the buildings on the Premises in such amounts and with such coverages as Landlord deems prudent (the "Insurance"). Some portion or all of this insurance may be provided by Landlord through its program of self-insurance. Subject to the provisions of this Section 12, the Insurance shall be for the sole benefit of Landlord and under its sole control.

          12.2. Tenant shall notify Landlord immediately after a casualty occurs to the Premises. If (1) more than 20% of any of the Buildings is damaged by fire or other casualty, (2) rebuilding or repairs of the Building(s) so damaged cannot in Landlord's estimation be completed within sixty (60) days after the date upon which Landlord is notified by Tenant of such damage, or (3) (x)more than 10% of any of the Buildings is damaged by fire or other casualty, (y) rebuilding or repairs of the Building(s) so damaged cannot in Landlord's reasonable estimation be completed within thirty (30) days after the date upon which Landlord is notified by Tenant of such damage, and (z) the damage to such building(s) occurs either (A) more than twenty-four (24) months after the Commencement Date, or (B)after Tenant has given notice of the exercise of its termination option under Section 1.2, then either Landlord or Tenant may elect to terminate this Lease as to the building(s) so damaged effective upon the date of the occurrence of such damage. Any notice of termination under this provision shall be given within thirty (30) days following the date of the occurrence of such damage.

          12.3 If this Lease is terminated pursuant to Subsection 12.2 as to the Main Building, then either Landlord or Tenant may, by written notice given to the other party not later than 30 days after the giving of the notice terminating this Lease as to the Main Building, terminate this Lease as to the entire Premises. Such notice terminating this Lease as to the entire Premises may be given in the same notice that terminates this Lease as to the Main Building.

          12.4. If this Lease is not terminated as to the building(s) damaged pursuant to Section 12.2 or the entire Premises pursuant to Section 12.3, Landlord shall at its sole cost and expense with reasonable diligence rebuild and repair the structural elements of the Buildings damaged by the casualty and as to which this Lease is not terminated (including the roof and exterior walls) to serviceable condition. Landlord shall not be required to rebuild in the same configuration as now existing so long as the rebuilt Premises are reasonably useable by Tenant for its business as conducted prior to the casualty, taking into consideration the remaining Lease Term. Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements that may have been placed in, or about the Premises by Tenant all of which shall be restored and repaired by Tenant at its sole cost and expense to the extent necessary for Tenant to lawfully occupy the Premises and only if Tenant desires to continue to occupy the Premises. If the Premises are untenantable in whole or in part following such damage, the Base Rent payable during the period in which they are untenantable shall be reduced to such extent as may be fair and reasonable under all of the circumstances. The Base Rent shall abate in proportion to that part of the Premises that is unfit for use in Tenant's business. The abatement shall consider the nature and extent of interference with Tenant's ability to conduct business in the Premises and the need for access and essential services. The abatement shall continue from the date the damage occurred until ten (10) business days after (1) Landlord completes the repairs and restoration, and (2) Landlord gives notice to Tenant that the repairs and restoration are completed. If Landlord does not complete such repairs and rebuilding within one hundred twenty (120) days after the date upon which Landlord is notified by Tenant of such damage, Tenant may at its option terminate this Lease as to the building(s) not so completed by delivering written notice of termination to Landlord within ten (10) days after the end of such 120-day period as Tenant's exclusive remedy for Landlord's failure to so complete such repairs and rebuilding.

          12.5. Tenant shall, during the Term and any other period of occupancy, at its sole cost and expense, keep in full force and effect the following insurance:

               (1) Commercial General Liability Insurance insuring Tenant against any liability arising out of lease, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be in the amount of not less than Two Million and No/100 Dollars ($2,000,000.00) per occurrence for injury to, or death of one or more persons, and for damage to tangible property (including loss of use). The policy shall insure the hazards of premises and operations, independent contractors, contractual liability (covering the indemnity contained in Sections 13 and 22 hereof) and (a) shall name Landlord as additional insured, (b) shall contain a severability of interests provision, a provision that the insurance provided to Landlord as additional insured shall be primary to and not contributory with insurance maintained by Landlord, and a provision that an act or omission of one of the insureds or additional insureds that would void or otherwise reduce coverage shall not reduce or void the coverage as to the other named and additional insureds, and (c) may be carried pursuant to a blanket or umbrella policy.

All policies shall be written in a form satisfactory to Landlord and shall be taken out with insurance companies holding a General Policyholders Rating of "A:VII" as set forth in the most current issue of Bests Insurance Guide. Within ten (10) days after the execution of the Lease, but in any event before Tenant occupies the Premises, Tenant shall deliver to Landlord copies of policies or certificates evidencing the existence of the amounts and forms of coverage satisfactory to Landlord, which shall be kept current throughout the Lease Term. No policy shall be cancelable except after thirty (30) days prior written notice to Landlord. Tenant shall furnish Landlord with renewals or "binders" thereof, and if Tenant fails to do so within a reasonable period, then Landlord may order such insurance and charge the cost thereof to Tenant as additional rent.

          12.6. Each party waives and releases claims arising in any manner in its ("Injured Party's") favor and against the other party for loss or damage to Injured Party's property, the Premises or its contents located within or constituting a part or all of the Premises. This waiver applies to the extent the loss or damage is covered by: (1) the Injured Party's insurance; or (2) the insurance the Injured Party is required to carry under this Section 12, whichever is greater. This waiver applies whether or not the loss is due to the negligent acts or omissions of Landlord or Tenant, or their respective officers, directors, employees, agents, contractors, or invitees. This waiver and release extends to anyone claiming through or under a party as a result of a right of subrogation. This waiver and release does not apply to claims caused by a party's willful misconduct. Each party shall obtain from its insurance carrier a waiver of subrogation as a clause in or endorsement to its policy, provided however, that the endorsement shall not be required if the applicable policy of insurance permits the named insured to waive rights of subrogation on a blanket basis, in which case the blanket waiver shall be acceptable.

     13.  INDEMNITY.

          13.1. Landlord shall not be liable to Tenant or Tenant's employees, agents, servants, guests, invitees or visitors, or to any other person for any injury to person or damage to property whatsoever on or about the Premises, resulting from and/or caused in part or whole by any acts or omissions of Tenant, its employees, agents, servants, guests, invitees, contractors and visitors, or of any other person entering upon the Premises, or caused by the buildings and improvements located on the Premises becoming out of repair, or caused by leakage of gas, oil, water or steam or by electricity emanating from the Premises, or due to any other cause except injury to persons or damage to property caused by the negligence or willful misconduct of Landlord.

          13.2. Subject to the waiver in Section 12.6, Tenant shall indemnify and hold harmless Landlord from claims, suits, actions, or liabilities for personal injury, death or for loss or damage to property that arises out of (a) any activity, work or thing done, permitted or suffered to be done by Tenant, or any of its agents or contractors, on or about the Premises during the Lease Term, or (b) any act or omission of Tenant, its employees, agents, contractors, or invitees, or (c) any breach or default by Tenant in the performance of any obligation to be performed under this Lease. This indemnity does not apply to
(i) claims, suits, actions or liabilities to the extent they are caused by the negligence or willful misconduct of Landlord, its agents, employees, contractors or invitees, or (ii) damage, claims, suits, actions or liabilities waived under
Section 12.6.

     In the absence of comparative or concurrent negligence on the part of Landlord, its agents, their affiliates and subsidiaries, or their respective directors, employees or contractors the foregoing indemnity shall also include reasonable costs, expenses and attorney's fees incurred in connection with any indemnified claim or incurred by Landlord in successfully establishing the right to indemnity. Tenant shall have the right to assume the defense of any claim subject to this indemnity. Landlord agrees to cooperate fully with Tenant and Tenant's counsel in any matter where Tenant elects to defend, provided Tenant promptly reimburses Landlord for reasonable costs and expenses incurred in connection with its duty to cooperate.

     When the claim is caused by the joint negligence or willful misconduct of Tenant and Landlord or Tenant and a third party unrelated to Tenant (except Tenant's agents, officers, employees or invitees), Tenant shall have the duty to defend except that portion arising out of the Landlord's sole negligence, gross negligence or willful misconduct.

          13.3. Subject to the waiver in Section 12.6, Landlord shall indemnify and hold harmless Tenant from claims, suits, actions, or liabilities for personal injury, death or for loss or damage to property to the extent arising from (a) the negligence or willful misconduct of Landlord, its employees, agents or contractors; or (b) any breach or default by Landlord in the performance of any obligation on Landlord's part to be performed under this Lease. This indemnity does not apply to (i) claims, suits, actions or liabilities to the extent they are caused by the negligence or willful misconduct of Tenant, its agents, employees, contractors or invitees, or (ii) to damage, claims, suits, actions or liabilities waived under Section 12.6.

     In the absence of comparative or concurrent negligence on the part of Tenant, its agents, their affiliates and subsidiaries, or their respective directors, employees or contractors the foregoing indemnity shall also include reasonable costs, expenses and attorney's fees incurred in connection with any indemnified claim or incurred by Tenant in successfully establishing the right to indemnity. Landlord shall have the right to assume the defense of any claim subject to this indemnity with counsel reasonably satisfactory to Tenant. Tenant agrees to cooperate fully with Landlord and Landlord's counsel in any matter where Landlord elects to defend, provided Landlord shall promptly reimburse Tenant for reasonable costs and expenses incurred in connection with its duty to cooperate.

          13.4. The indemnification obligations contained in this Section 13 shall not be limited by any worker's compensation, benefit or disability laws, and each indemnifying party hereby waives any immunity that said indemnifying party may have under the Industrial Insurance Act, Title 51 RCW and similar worker's compensation, benefit or disability laws.

          13.5. LANDLORD AND TENANT ACKNOWLEDGE BY THEIR EXECUTION OF THIS LEASE THAT EACH OF THE INDEMNIFICATION PROVISIONS OF THIS LEASE (SPECIFICALLY INCLUDING BUT NOT LIMITED THOSE RELATING TO WORKER'S COMPENSATION BENEFITS AND
LAWS) WERE SPECIFICALLY NEGOTIATED AND AGREED TO BY LANDLORD AND TENANT.

          13.6. THE INDEMNIFICATION OBLIGATIONS OF THE PARTIES HEREUNDER SHALL SURVIVE THE EXPIRATION OR EARLIER TERMINATION OF THIS LEASE.

     14. CONDEMNATION.

          14.1. If (a) all or any substantial part of any of the three primary buildings on the Premises is taken for any public or quasi-public use under government law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof and the taking would prevent or materially interfere with the use of such building(s) for the purpose for which they are being leased or (b) any part of any of the three primary buildings on the Premises is taken for any public or quasi-public use under government law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof and the taking would materially adversely affect the ability of the Tenant to conduct its business, this Lease shall terminate with respect to such building(s) upon the earlier of (i) on the date the condemning authority first takes possession of such building(s), or (ii) the date title to such building(s) vests in the condemning authority, but this Lease shall continue as to the other building(s), if any, on the Premises.

          14.2 Notwithstanding the foregoing, if this Lease is terminated pursuant to Section 14.1 as to the Main Building, then either Landlord or Tenant, by written notice given to the other given not later than thirty days after the effective date of such termination with respect to the Main Building, may terminate this Lease as to the entire Premises.

          14.3. If part of the Premises is taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and this Lease is not terminated as to the entire Premises pursuant to either Section 14.1 or 14.2, the Base Rent payable during the unexpired portion of this Lease for the remainder of the Premises shall be reduced by an amount proportionate to the percentage of the Premises so taken as compared to the entire Premises.

          14.4. Landlord shall receive the entire award for any such taking or private purchase in lieu thereof. Tenant shall be entitled to make a claim in any condemnation proceedings, that does not reduce the amount of Landlord's award.

     15. HOLDING OVER. Tenant will, at the termination of this Lease, by lapse of time or otherwise, immediately yield possession to Landlord. If Landlord agrees in writing that Tenant may hold over after the expiration or termination of this Lease, unless the parties otherwise agree in writing on the terms of such holding over, the hold over tenancy shall be subject to termination by Landlord or by Tenant at any time upon thirty (30) days advance written notice, and all of the other terms and provisions of this Lease shall be applicable during that period except that Tenant shall pay Landlord monthly, as rental for the period of any hold over, an amount equal to 125% of the Base Rent in effect on the termination date, plus all Additional Rent as defined herein.. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided. The provisions of this
Section 15 shall not be construed as Landlord's consent for Tenant to hold over.

     16. QUIET ENJOYMENT. Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, upon paying the rent and performing its other covenants and agreements set forth in this Lease, shall peaceably and quietly have, hold and enjoy the Premises for the term without hindrance or molestation from Landlord or by anyone having title paramount to Landlord or claiming through or under Landlord, subject to the terms and provisions of this Lease.

     17. EVENTS OF DEFAULT. The following events shall constitute events of defaults by Tenant under this Lease:

          (a) Tenant does not pay any installment of the Base Rent, Additional Rent, or other payments owed Landlord when due, and such failure shall continue for a period of ten (10) business days after written notice of such default.

          (b) Tenant does not comply with any term, provision or covenant of this Lease (other than as described in subparagraph 17(a)), and does not cure such failure within thirty (30) days after written notice of the breach is given to Tenant (or if the breach requires longer than thirty (30) days to cure, Tenant fails to start curing within thirty (30) days after receipt of written notice and to promptly and diligently prosecute the cure to completion within ninety (90) days thereafter).

          (c) [Other than with respect to the chapter 11 cases filed on March 17, 2003 in the Southern District of New York Bankruptcy Court jointly administered as Case No. 03-11540 (CB) (the "Bankruptcy"),] Tenant makes an assignment for the benefit of creditors.

          (d) The filing by or against Tenant of a petition to have Tenant adjudged bankrupt or a petition for reorganization under any law relating to bankruptcy (unless in the case of a petition filed against Tenant, the petition is dismissed within 90 days), other than the Bankruptcy.

          (e) A receiver or trustee is appointed for all or substantially all of the assets of Tenant, other than with respect to the Bankruptcy.

     18. REMEDIES. Upon the occurrence of any event of default described in
Section 17, Landlord shall have the option to pursue any one or more of the following remedies upon notice or demand as required by Section 17.

          18.1. Cure the default and charge the costs to Tenant, in which case Tenant shall pay such costs as additional rent promptly on demand, together with interest thereon at the Default Rate.

          18.2. Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails so to do, Landlord may, without prejudice to any other remedy it may have for possession or unpaid rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying such Premises or any part thereof. In such event, Landlord shall be entitled to accelerate the rent obligation and recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including (i) the worth at the time of the award of the unpaid Base Rent, Additional Rent and other charges that Landlord had earned at the time of the award, (ii) the worth at the time of the award of the amount of the unpaid Base Rent, Additional Rent and other charges that Tenant would have paid for the balance of the Lease Term after the time of award less the fair market rental value of the Premises for the remainder of the Lease Term, and (iii) any other reasonable amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under the Lease, including, but not limited to, the cost of recovering possession of the Premises, reasonable expenses of reletting, and Landlord's reasonable attorneys' fees incurred in connection, therewith. As used in subpart (i) above, the "worth at the time of the award" is computed by allowing interest on unpaid amounts at the Default Rate. As used in subparagraph (ii) above, the "worth at the time of the award" is computed by discounting such amounts at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%).

          18.3. Without terminating the Lease, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying such Premises or any part thereof, and relet the Premises for such terms ending before, on or after the expiration date of the Lease Term, at such rentals and upon such other conditions (including concessions and prior occupancy periods) as Landlord in its sole discretion may determine, and receive the rent therefor; and Tenant agrees to pay to the Landlord on demand any deficiency that may arise by reason of such reletting. Landlord shall mitigate its damage by making reasonable efforts to relet the Premises on reasonable terms. If Landlord is successful in reletting the Premises at a rental in excess of that agreed to be paid by Tenant under the terms of this Lease, Landlord and Tenant agree that Tenant shall not be entitled, any circumstances, to the excess rental, and Tenant specifically waives any claim to the excess rental. Landlord may relet for a shorter or longer period of time than the Lease Term and make reasonably necessary repairs or alterations. If Landlord relets for a period longer than the Lease Term, then any special concessions given to the new tenant shall be allocated throughout the entire reletting term so that Tenant is charged only with the proportion of the concessions allocated to the remainder of the Lease Term. All sums collected from reletting shall be applied first to Landlord's expenses of reletting described in Section 18.2, and then to the payment of amounts due from Tenant to Landlord under this Lease.

          18.4. Enter upon the Premises, and do whatever Tenant is obligated to do under the terms of this Lease. Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action, whether caused by the negligence of Landlord or otherwise.

          18.5. Whether or not Landlord retakes possession or relets the Premises, Landlord shall have the right to recover unpaid rent and all damages caused by Tenant's default, including attorney's fees. Damage shall include, without limitation: all rentals lost (but only to the extent of any deficiency between the amount of Base Rent provided hereunder and that received through reletting), all legal expenses and other related costs incurred by Landlord following Tenant's default, all costs incurred by Landlord in restoring the Premises to good order and condition, or in remodeling, renovating or otherwise preparing the Premises for reletting, all costs (including without limitation any brokerage commissions and the value of Landlord's time) incurred by Landlord, plus interest thereon from the date of expenditure until fully repaid at the Default Rate; provided, however, that if the new lease has a term that extends beyond the then remaining term of this Lease, Tenant shall only bear an appropriate share of such amounts taking into account, among other things, the term of the new lease versus the remaining term of this Lease and any deficiency between the amount of rent payable under the new lease and the rent payable under this Lease.

          18.6. To the extent not prohibited by law, pursuit of one remedy shall not preclude pursuit of any other remedies, such remedies being cumulative and non-exclusive, nor shall pursuit of any remedy constitute a forfeiture or waiver of any rent due Landlord or of any damages accruing to Landlord by reason of Tenant's breach of this Lease. No act or thing done by the Landlord or its agents during the Lease Term shall be deemed a termination of this Lease or an acceptance of the surrender of the Premises. No agreement to terminate this Lease or accept a surrender of said Premises shall be valid unless in writing signed by Landlord. No waiver by Landlord of any violation or breach of this Lease shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms of this Lease. Forbearance by Landlord to enforce one or more of the remedies upon an event of default shall not be deemed or construed to constitute a waiver of such default or of Landlord's right to enforce any remedies with respect to such default or any subsequent default.

          18.8. If either party employs the services of an attorney in connection with an event of default by the other party under this Lease, the nondefaulting party will be entitled to recover from the defaulting party its reasonable attorney's fees and costs, and if either party brings an action or proceeding against the other party arising out of or concerning performance or interpretation of this Lease, the prevailing party shall be entitled to recover from the other party its attorneys fees and costs.

     19. MORTGAGES. Tenant accepts this Lease subject and subordinate to any mortgage(s) and/or deed(s) of trust ("Security Instrument") now or at any time hereafter constituting a lien or charge upon the Premises or the improvements situated thereon, subject to Tenant; provided that such subordination shall only be effective if Tenant receives a non-disturbance agreement from the holder of the subject Security Instrument in form and substance reasonably satisfactory to Tenant. Within ten (10) business days after written request, Tenant shall execute a subordination agreement in form and substance reasonably acceptable to Tenant confirming such subordination.

     20. MECHANIC'S LIENS. Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature upon, or in any manner to bind, the interest of Landlord in the Premises or to charge the rentals payable under this Lease for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs, and each such claim shall affect and each such lien shall attach to, if at all, only the leasehold interest granted to Tenant by this instrument. Tenant will pay or cause to be paid all sums due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises on which any lien is or can be validly and legally asserted against its leasehold interest in the Premises or the improvements thereon. Tenant will discharge, by bond or otherwise, any mechanic's lien filed against the Premises for work claimed to have been done for, or materials claimed to have been furnished to Tenant, within ten (10) days after filing. Tenant will indemnify, defend and hold Landlord harmless from any and all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of the Landlord in the Premises or under the terms of this Lease arising out of Tenant's actions during the Lease Term.

     21. NOTICES. All notices, demands or requests which may or are required to be given by one party to the other under this Lease shall be given in writing and sent by United States Registered or Certified Mail, postage prepaid, return receipt requested, or nationally recognized overnight air carrier, and addressed to the Landlord's address or Tenant's address below, as the case may be. Notices shall be deemed to have been given upon receipt or attempted delivery where delivery is not accepted. Either party may change its address upon notice given to the other. Tenant shall also give default notices to Landlord's mortgagee after receiving notice from Landlord of the mortgagee's name and address.

LANDLORD:                       TENANT:

Microsoft Corporation           Eddie Bauer, Inc.
1 Microsoft Way                 15010 NE 36th Street
Redmond, Washington 98052       Redmond, Washington 98052
Attn: Jose Oncina               Attention: Dawn Johnson
Facsimile No.: (425) 936-7329   Fax: (425) 755-4850

With a copy to:                 With a copy to:

Microsoft Corporation           Spiegel, Inc
Law and Corporate Affairs       3500 Lacey Road
1 Microsoft Way                 Downers Grove, Illinois 60515
Redmond, Washington 98052       Attention: Corporate Real Estate
Attn: Tim Osborn
Facsimile No.: (425) 706-7329   Fax: (630) 769-2193

     22. HAZARDOUS MATERIALS.

          (a) The term "Hazardous Materials" refers to any substances, materials, and wastes that are or become regulated as hazardous or toxic substances, dangerous wastes, hazardous wastes, extremely hazardous wastes, special wastes or universal wastes under any applicable local, state or federal law, regulation or order.

          (b) During the Lease Term, Tenant shall not cause or permit the presence, use, generation, release, discharge, storage, disposal, or transportation of any Hazardous Materials on, under, in, above, to, or from the Premises, other than in strict compliance with all applicable federal, state and local laws, regulations and orders. On or before vacating the Premises, Tenant shall remove from the Premises all Hazardous Materials, and shall properly dispose of the same.

          (c) Tenant shall indemnify, defend and hold Landlord harmless from and against the following:

          (i) any loss, cost, expense, claim, or liability arising out of any investigation, monitoring, clean-up, containment, removal, storage, or restoration work required by any applicable federal, state or local law, governmental agency, or political subdivision, but only to the extent arising out of the release or discharge on, under, in, above, to, or from the Premises of any Hazardous Materials ("Remedial Work") occurring (A) during the Lease Term, or (B) after the Lease Term if such release or discharge after the Lease Term is of Hazardous Materials brought onto the Premises by Tenant (and such Hazardous Materials were not left at the Premises pursuant to Landlord's express approval notwithstanding the covenant set forth in the last sentence of
               Section 22(b) hereof) and is not caused by the negligence or willful misconduct of Landlord; and

          (ii) any claims of third parties for loss, injury, expense, or damage arising out of the release or discharge on, under, in, above, to, or from the Premises of any Hazardous Materials ("Third Party Environmental Claims") occurring (A) during the Lease Term or (B) after the Lease Term if such release or discharge after the Lease Term is of Hazardous Materials brought onto the Premises by Tenant (and such Hazardous Materials were not left at the Premises pursuant to Landlord's express approval notwithstanding the covenant set forth in the last sentence of Section 22(b) hereof) and is not caused by the negligence or willful misconduct of Landlord.

Upon obtaining actual knowledge of any claim for Remedial Work or any Third Party Environmental Claims that could give rise to a claim for indemnification under this Paragraph 22, Landlord shall notify Tenant promptly in writing (a "Notice of Claim") of such information as Landlord may have with respect to such indemnification claim (including copies of any pleadings and any written claim, demand, invoice or other document evidencing or asserting the same). Tenant shall have 30 days after receipt of the Notice of Claim to notify Landlord of Tenant's election to defend such claim on behalf of Landlord. If Tenant elects to defend such claim, Landlord shall reasonably cooperate with Tenant to assist in the defense of such claim.

          (d) If any Remedial Work is required under any applicable federal, state or local law during the Lease Term, Tenant shall perform or cause to be performed the Remedial Work in compliance with such law, regulation or order. All Remedial Work shall be performed by one or more contractors under the supervision of a consulting engineer, each selected by Tenant and approved in advance in writing by Landlord. If Tenant does not commence the Remedial Work in a timely fashion or does not diligently prosecute the Remedial Work to completion, Landlord may, but shall not be required to, cause the Remedial Work to be performed, subject fully to the indemnification of this Paragraph 22. The foregoing indemnification obligation shall survive termination of this Lease.

     23. MISCELLANEOUS.

          23.1. BINDING EFFECT; COUNTERPARTS. This Lease shall apply to, inure to the benefit of, and be binding upon, the parties and their respective heirs, legal representatives, successors and permitted assigns, except as otherwise expressly provided in this Lease. Landlord shall have the right to assign any of its rights and obligations under this Lease. This Lease may be executed in counterparts for the convenience of the parties.

          23.2. AUTHORITY. Each person signing this Lease on behalf of a party represents and warrants that he/she is duly authorized to execute this Lease on behalf of such party, and that such party is authorized to enter into this Lease.

          23.3. CAPTIONS AND GOVERNING LAW. The captions inserted in this Lease are for convenience only, they in no way define, limit or otherwise describe the scope or intent of this Lease, and shall not be used to interpret or construe this Lease. This Lease shall be governed by the laws of the State of Washington.

          23.4. ESTOPPEL CERTIFICATE. Tenant agrees from time to time, but no more frequently than three times during the Lease term, within ten (10) business days after request of Landlord, to deliver to Landlord, or a prospective purchaser of or lender against the Property, an estoppel certificate that this Lease is in full force and effect, the date to which rent has been paid, the unexpired term of this Lease and such other matters pertaining to the status of this Lease as may be reasonably requested by Landlord. It is understood and agreed that Tenant's obligation to furnish such estoppel certificates in a timely fashion is a material inducement for Landlord's execution of this Lease.

          23.5. AMENDMENT. This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties.

          23.6. SURVIVAL. All obligations of the parties hereunder not fully performed as of the expiration or earlier termination of the term of this Lease and the indemnity provisions of the parties shall survive the expiration or earlier termination of the Term hereof, including without limitation all payment obligations with respect to taxes and insurance and all obligations concerning the condition of the Premises. Any security deposit held by Landlord shall be credited against the amount payable by Tenant under this Section 23.6.

          23.7. SEVERABILITY. If any clause or provision of this Lease is found to be illegal, invalid or unenforceable, then the remainder of this Lease shall not be affected thereby.

          23.8. EFFECTIVE DATE. All references in this Lease to "the date" of this Lease or similar references shall be deemed to refer to the date set forth in the opening paragraph of this Lease.

          23.9. TIME. Time is of the essence of this Lease with respect to the performance of every provision in which time of performance is a factor.

          23.10. RECORDING. Neither party shall record this Lease or a memorandum thereof without the consent of the other party.

          23.11. LIGHT AND AIR. This Lease does not grant any right of access to light, air or view over the property, and Landlord shall not be liable from any diminution of light, air or view by an adjacent structure or vegetation.

          23.12. NO WAIVER. Failure of Landlord to insist in any one or more instances upon strict performance of any term, covenant or condition of this Lease or to exercise any option herein contained, shall not be construed as a waiver or a relinquishment for the future of such term, covenant, condition or option, but the same shall continue and remain in full force and effect. The receipt by Landlord of rents with knowledge of a breach in any of the terms, covenants or conditions of this Lease to be kept and performed by Tenant shall not be deemed a waiver of such breach, and Landlord shall not be deemed to have waived any provisions of this Lease until expressed in writing and signed by Landlord.

          23.13 ENTIRE AGREEMENT. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and may be modified or altered only by agreement in writing between Landlord and Tenant, and no act omission of any employee or agent of Landlord or of Landlord's broker shall alter, change or modify any of the provisions hereof.

          23.14 FINANCIAL STATEMENTS. At the request of Landlord, but no more frequently than once annually, Tenant will provide landlord with copies of the most recent financial statements of Tenant and its parent company (if any).

     24. LIABILITY OF LANDLORD. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD) TO TENANT SHALL BE LIMITED TO THE INTEREST OF LANDLORD IN THE PROPERTY. TENANT SHALL LOOK SOLELY TO LANDLORD'S INTEREST IN THE PROPERTY FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST LANDLORD, AND NO OTHER PROPERTY OR ASSETS OF LANDLORD SHALL BE SUBJECT TO LEVY, EXECUTION, OR OTHER PROCEDURES FOR SATISFACTION OF TENANT'S REMEDIES. NEITHER LANDLORD NOR ANY OFFICER, DIRECTOR, EMPLOYEE OR AGENT OF LANDLORD SHALL BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY.

     If Landlord sells or transfers the Premises, Landlord, on consummation of the sale or transfer, shall be released from any liability thereafter accruing under this Lease. If any security deposit or prepaid rent has been paid by Tenant, Landlord shall transfer such security deposit or prepaid rent to Landlord's successor and on such transfer Landlord shall be discharged from any further liability with respect to such security deposit or prepaid rent.

     25. SURRENDER. At the expiration or earlier termination of this Lease or Tenant's right of possession, Tenant shall remove Tenant's Property from the Premises, and quit and surrender the Premises to Landlord, in Agreed Upon Condition. If Tenant fails to remove any of Tenant's Property within five (5) days after the termination of this Lease or of Tenant's right to possession, Landlord, at Tenant's sole cost and expense, shall be entitled (but not obligated) to remove and store Tenant's Property. Landlord shall not be responsible for the value, preservation or safekeeping of Tenant's Property. Tenant shall pay Landlord, upon demand, the expenses and storage charges incurred for Tenant's Property. In addition, if Tenant fails to remove Tenant's Property from the Premises or storage, as the case may be, within 30 days after written notice, Landlord may deem all or any part of Tenant's Property to be abandoned, and title to Tenant's Property shall be deemed to be immediately vested in Landlord.

     26. WAIVER OF TRIAL BY JURY. Landlord and Tenant each agree to and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either party against the other on any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, any claim of injury or damage, or any statutory remedy.

                                        LANDLORD:

                                        MICROSOFT CORPORATION,
                                        a Washington corporation


                                        By
                                           -------------------------------------
                                        Its
                                            ------------------------------------


                                        TENANT:

                                        EDDIE BAUER, INC.,
                                        a Delaware corporation


                                        By
                                           -------------------------------------
                                        Its
                                            ------------------------------------

STATE OF WASHINGTON   )
                      ) ss.
COUNTY OF KING        )

     I certify that I know or have satisfactory evidence that _____________________ is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as the _______________________________ of Microsoft Corporation to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

     Dated: _______________

                                        ________________________________________
                                        Notary Public

                                        ________________________________________
                                        [Printed Name]
                                        My appointment expires _________________

STATE OF              )
                      ) ss.
COUNTY OF             )

     I certify that I know or have satisfactory evidence that ___________________________ is the person who appeared before me, and said person acknowledged that he/she signed this instrument, on oath stated that he/she was authorized to execute the instrument and acknowledged it as the ____________________________ of Eddie Bauer, Inc. to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

     Dated: ________________

                                        ________________________________________
                                        Notary Public

                                        ________________________________________
                                        [Printed Name]
                                        My appointment expires _________________

                                    EXHIBIT A

                          LEGAL DESCRIPTION OF PREMISES

TRACT 7, 9 AND 10 OF OVERLAKE PARK NO. 2, ACCORDING TO THE PLAT THEREOF RECORDED IN VOLUME 66 OF PLATS, PAGES 52 THROUGH 54, RECORDS OF KING COUNTY, WASHINGTON;

TOGETHER WITH THAT PORTION OF VACATED 150TH AVENUE NORTHEAST, BEING THE EAST 10 FEET OF SAID AVENUE, ADJOINING TRACT 7 AND 10 AS VACATED BY CITY OF REDMOND ORDINANCE NO. 652;

AND LOT 2 OF CITY OF REDMOND SHORT PLAT NO. SS-79-27, ACCORDING TO SHORT PLAT RECORDED NOVEMBER 7, 1979 UNDER RECORDING NUMBER 7911070761, IN KING COUNTY, WASHINGTON;

ALSO, THAT PORTION OF VACATED 154TH AVENUE NORTHEAST, AS CONVEYED IN RECORDING NO. 20010504000084.

TOGETHER WITH; THE NORTH HALF OF THE SOUTH HALF AND THE SOUTH HALF OF THE NORTH HALF OF THE SOUTHWEST QUARTER OF THE NORTHEAST QUARTER OF THE NORTHWEST QUARTER OF SECTION 23, TOWNSHIP 25 NORTH, RANGE 5 EAST, W.M., IN KING COUNTY, WASHINGTON.


                                       A-1